Exhibit 99.1

November 2005 Company Fact Sheet HORNBECK OFFSHORE SERVICES, INC. NYSE: HOS Leading the New Generation

WWW.HORNBECKOFFSHORE.COM

Company Profile:

•	Industry Leading Returns. Hornbeck’s younger, more advanced fleet of new generation offshore supply vessels (OSVs) allows for premium pricing with roughly the same operating costs as older, conventional 180’ OSVs. As a result, the Company’s OSV segment has consistently delivered industry leading growth, margins and returns.

•	Pending Growth Initiatives. Hornbeck’s recently announced newbuild programs, coupled with its existing initiatives will provide meaningful growth beyond 2006. Current plans are to build multiple OSVs having approximately 20,000 deadweight tons of aggregate capacity and multiple double-hulled barges totaling roughly 400,000 barrels of carrying capacity plus related offshore tugs to power these barges.

•	Recent Offering Success. In early October, Hornbeck issued 6.1mm shares of new common stock for gross proceeds of $215.6mm and privately placed $75mm of 6.125% senior notes due 2014 (6.232% yield). The equity offering significantly broadened Hornbeck’s stockholder base, as 83% of these shares were issued to new investors. The Company’s float has increased by over 60%, and trading volume has nearly tripled since the offering.

•	No Adverse Impact from Hurricanes. Hurricanes Katrina and Rita did not cause any damage to Hornbeck’s corporate headquarters in Louisiana or its vessels, and had no adverse impact on vessel charters, with the OSV fleet operating at a pre-storm level of nearly 100% utilization during the hurricane season.

•	OSV Fundamentals Expected to Remain Strong. OSV demand in the U.S. Gulf of Mexico (GoM), which was already high prior to hurricane season due to heightened drilling activity, has increased further since Hurricanes Katrina and Rita. Fleetwide average OSV dayrates currently exceed $15,000 per day, with leading edge dayrates well above this record level. The OSV fleet remains at full practical utilization.

•	OSV Contracting Strategy to Optimize Operating Leverage. Hornbeck has kept its OSV fleet contracted short to benefit from further anticipated dayrate expansion. Approximately 20% of remaining 2005 and 65% of 2006 OSV vessel days are still exposed to the spot market.

Price (November 10, 2005)	$30.43

Stock Data
Fiscal Year-End:	December
Symbol / Exchange:	HOS / NYSE
52-Week Range:	$15.75-$37.49
Diluted Common Shares O/S 1):	27.6mm
Market Capitalization 1):	$840mm
Total Enterprise Value 1):	$867mm
Average Daily Volume (L3M):	474,386
Insider Ownership 2) 3):	4.8%
13F Institutional Ownership 3):	68.7%

Financial Data (unaudited)
	9/30/05	Pro-Forma3)
Total Cash:	$15mm	$272mm
Total Debt:	$246mm	$299mm
Total Stockholders’ Equity:	$209mm	$414mm
Net Debt / Net Book Capitalization:	52.5%	6.1%

	2004A	2005E	2006E
Results & Guidance
EBITDA ($mm) 4):	$59.1	$93-$95	$115-$120
EPS 5):	$0.62	$1.51-$1.56	$1.69-$1.81
Trading Multiples 5)
TEV / EBITDA 4):	14.7x	9.2x	7.4x
P / E 5):	49.1x	19.8x	17.4x

Segment Data
	2004A	2005E 6)	2006E 6)
EBITDA Mix
OSV:	67%	75%	70%
Tug & Tank Barge:	33%	25%	30%
Current Fleet in Service 7)
No. of New Generation OSVs:			25
No. of Tugs / Tank Barges:			14 / 16
Barge Newbuilds / MPSV Conversions 8):			2 / 2

Stock Price (Mar 2004 IPO - Present)

1)	Adjusted to include October 2005 offering of 6.1mm shares of common stock and $75mm debt offering.

2)	Represents executive officers and directors as disclosed in the latest Proxy Statement on file with the SEC.

3)	Reflects the effect of the debt and equity offerings completed in October 2005

4)	EBITDA is a non-GAAP financial measure; see page 4 for GAAP reconciliation.

5)	EPS results for 2004 and EPS guidance for 2005E exclude a $0.75 and $0.05 per diluted share GAAP charge, respectively, for early retirement of debt. Adjusted EPS (non-GAAP) are used in P/E ratios.

6)	Based on mid-point of latest reported Company guidance.

7)	Excludes one fast supply vessel and includes two announced tugs with expected late 4Q05 in-service dates.

8)	Excludes vessels planned for construction under the Company’s recently announced $275mm newbuild programs.

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.

Fact Sheet	November 2005

COMPANY OVERVIEW

Hornbeck Offshore Services, Inc. (Hornbeck), a diversified marine service company headquartered in Covington, Louisiana, is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the GoM and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. Hornbeck currently owns and operates a fleet of over 50 U.S.-flagged vessels serving the energy industry.

OFFSHORE SUPPLY VESSELS (UPSTREAM)

The offshore supply vessel (OSV) supply-demand fundamentals in the GoM have further tightened due to Hurricanes Katrina and Rita. In addition to active drilling, production and construction activities, a significant amount of inspection and repair work will be required due to the effects of these hurricanes. Consequently, Hornbeck sees visible demand in the GoM in what appears to be a protracted, multi-year cycle, beyond 2007.

Hornbeck’s average dayrates have increased roughly $5,400 per day since April 2004 to an average of just over $15,000 per day in October, with the Company’s leading edge dayrates in the $17,000 to $23,000 range. At current demand levels, Hornbeck believes the GoM OSV market is at full practical utilization and expects it to remain under supplied for the foreseeable future.

TUGS & TANK BARGES (DOWNSTREAM)

The tug & tank barge (TTB) segment continues to provide a steady cash flow stream. When the first five newly constructed double-hulled tank barges are in service for a full year in 2006, annualized downstream EBITDA is expected to generate sufficient annual cash flow that should cover 100% of company-wide debt service and deferred drydocking charges for calendar 2006.

Upon reviewing market conditions, management has determined that the Company will benefit from a broader customer base and, therefore, has elected not to renew its existing contract of affreightment (COA) with Amerada Hess. However, the Company is in dialogue with Amerada Hess regarding the possible time charter of certain vessels, which is in-line with Hornbeck’s strategy for this segment. Hornbeck believes that the shift in contract mix to more time charters will mitigate the impact of seasonality, increase the predictability of cash flows and provide margin expansion opportunities.

NEW GROWTH INITIATIVES

Hornbeck’s most recent (fourth) OSV newbuild program calls for an additional 20,000 deadweight tons of aggregate new generation OSV capacity at an estimated cost of $170mm. Hornbeck continues to make progress on the conversion of two molten sulfur tankers into 370’ class MPSVs, with a total project cost estimated at $65mm. The Company projects incremental full-year run-rate EBITDA from all new vessels under these two programs of $39mm to $47mm, and anticipates delivery starting in the first half of 2007, extending through mid-2008.

The Company’s first TTB newbuild program, announced in late 2003, which consists of five new double-hulled tank barges and four higher horsepower, ocean-going tugs for $121mm, is on schedule to be completed by the end of 2005. The second TTB newbuild program calls for the construction of approximately 400,000 barrels of aggregate double-hulled tank barge carrying capacity and related offshore tugs for an estimated cost of $105mm. The second program is estimated to generate incremental annual EBITDA of $16mm to $17mm for the first full-year of operation. These two TTB newbuild programs will increase Hornbeck’s double-hulled vessel mix from 7% (in December 2004) to 58% of total fleet capacity.

Based on current projections of operating cash flow during the roughly 2.5 year construction period for these two growth initiatives, the Company believes that, without drawing on its $100mm revolver or issuing additional long-term capital, it could use up to $150mm of its current cash position for potential acquisitions it may identify in the future and still maintain a minimum cash balance of $25mm.

Pro Forma 2006E Guidance (Post-Construction Peak)

	Pre-Offering Pre-Newbuild 2006E	OSV[2] Expansion	TTB[3] Expansion	Peak[4]
Components of Projected EBITDA [1]
EBITDA [1]	$117.5	$43.0	$16.5	$177.0
Depreciation	25.0	9.7	3.8	38.5
Amortization	7.5	—	—	7.5
Interest expense [5]	14.4	3.1	1.7	19.2
Income tax expense [6]	25.8	11.0	4.0	40.8

Net Income before adjustments	$44.8	$19.2	$7.0	$71.0

Weighted average diluted shares outstanding	21.6			27.6
Earnings per diluted share before adjustments	$2.07			$2.57
Adjustments not included above:
Compensation expense for stock options	TBD			TBD

Projected EBITDA Reconciliation to GAAP:
EBITDA [1]	$117.5	$43.0	$16.5	$177.0
Cash paid for deferred drydocking charges	(9.1)	—	—	(9.1)
Cash paid for interest	(18.7)	—	—	(18.7)
Changes in working capital [7]	12.6	(16.9)	(2.0)	(6.3)
Changes in other, net [7]	(0.2)	—	—	(0.2)

Cash flows provided by operating activities	$102.1	$26.1	$14.5	$142.7

1)	Refer to “Regulation G EBITDA Reconciliation” on page 4.

2)	Includes a full-year contribution of estimated operating results from vessels planned for the MPSV conversion program and OSV Newbuild Program #4.

3)	Includes a full-year contribution of estimated operating results from vessels planned for the TTB Newbuild Program #2.

4)	Peak scenario illustrates fleet operating leverage with the following pro forma assumptions: full-year contribution from current and planned vessel fleet (including, respectively, converted MPSVs, new OSVs and new ocean-going tugs and tank barges), historical peak average OSV dayrates and full practical utilization level of 97.5% assuming a normalized drydocking schedule. All other assumptions, including vessel cash operating expense and SG&A, are consistent with the latest reported 2006E guidance assumptions. Peak scenario also reflects the effect of the debt and equity offerings completed in October 2005

5)	Interest expense does not include any offsetting interest income in the peak scenario.

6)	The Company’s effective tax rate is approximately 36.5%, which is slightly lower than the historical run-rate, and reflects vessels shifting to and from foreign regions, which resulted in a change in the Company’s estimated foreign tax liability.

7)	Projected cash flows provided by operating activities are based, in part, on estimated future “changes in working capital” and “changes in other, net,” that are susceptible to significant variances due to the timing at quarter-end of cash inflows and outflows, most of which are beyond the Company’s ability to control. However, any future variances in those two line items from the above forward looking reconciliations should result in an equal and opposite adjustment to actual cash flows provided by operating activities.

Page 2	©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.

Fact Sheet	November 2005

AN INDUSTRY LEADING POSITION…

Premium OSV Fleet Dayrates 1) Average Dayrate Premium = $4,465, or 76% above peers Effective Dayrate Premium = $5,579, or 149% above peers	Higher OSV Fleet Utilization 1) Hornbeck Average Utilization = 93% Peer Average Utilization = 64%

…GENERATING SIGNIFICANT GROWTH & INDUSTRY LEADING MARGINS

Historical & Projected Growth in Total EBITDA ($mm) 2)	Operating Margin 3)

MANAGEMENT EXECUTION TRANSLATES TO STRONG STOCK PERFORMANCE

History of EBITDA2) Guidance	Relative Stock Price Performance (IPO-Present) 4)

1)	Source: Selected company filings from domestic OSV public peer group, which includes TDW, CKH, SBLK and TRMA.

2)	EBITDA is a non-GAAP financial measure; see page 4 for GAAP reconciliation and assumptions for forward projections.

3)	Operating margin is defined as GAAP operating income divided by period revenues. OSV Peer group includes GMRK, SBLK, CKH, TDW and TRMA. TTB Peer group includes KSP and TUG.

4)	OSV Peer Group Relative Stock Price Performance average includes TDW, GMRK CKH, and SBLK. SBLK was excluded following its acquisition by CKH in June 2005.

©2005 Hornbeck Offshore Services, Inc.	Page 3

All Rights Reserved.

Hornbeck Offshore Services

Fact Sheet

Company Headquarters

103 Northpark Boulevard, Suite 300

Covington, LA 70433

NYSE: HOS

(985) 727-2000

www.HornbeckOffshore.com

Reader Advisory and Forward Looking Statements

This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Hornbeck’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements, including, in particular, statements about Hornbeck’s plans, strategies and prospects. These statements are based on the Company’s current assumptions, expectations and projections about future events, which are subject to a wide range of business risks. The Company encourages investors to review the information regarding the risks inherent to Hornbeck and its industry, as described in its Annual Report on Form 10-K for the year ended December 31, 2004, as amended by Form 10-K/A, copies of which are available free of charge over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at www.hornbeckoffshore.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire as to the structure or the affairs of the Company. Although the Company believes that the assumptions reflected in these forward-looking statements are reasonable, the Company can give no assurance that these assumptions will prove to be correct or that financial or market forecasts, savings or other benefits anticipated in the forward-looking statements will be achieved. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The information contained in this Fact Sheet is only current as of November 10, 2005 and the Company undertakes no obligation to update this Fact Sheet.

Regulation G EBITDA Reconciliation

This Fact Sheet contains references to the non-GAAP financial measure of earnings (net income) before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt, or EBITDA. The Company views EBITDA primarily as a liquidity measure and, as such, believes that the GAAP financial measure most directly comparable to it is cash flows provided by operating activities. Reconciliations of EBITDA to cash flows provided by operating activities are provided in the table below. Management’s opinion regarding the usefulness of such measure to investors and a description of the ways in which management uses such measure can be found in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2004, as amended by Form 10-K/A, filed with the SEC.

Reconciliation of EBITDA to Cash Flows Provided by Operating Activities ($mm)

	Year Ended December 31,
	1998	1999	2000	2001	2002	2003	2004	2005E2	2006E2,3
Components of EBITDA:
Net income (loss), as reported	$(1.4)	$(1.8)	$(4.5)	$7.0	$11.6	$11.2	$(2.5)	$34.1	$48.2
Adjustment for loss on early extinguishment of debt, net of taxes[1]	—	—	—	2.0	—	—	14.7	1.1	—

Net income (loss), as adjusted	$(1.4)	$(1.8)	$(4.5)	$9.0	$11.6	$11.2	$12.2	$35.2	$48.2
Interest expense, net:
Debt obligations	1.2	5.3	8.2	13.7	16.2	18.5	17.7	12.6	14.2
Put warrants	1.5	2.3	7.3	3.0	—	—	—	—	—
Interest income	(0.1)	(0.1)	(0.3)	(1.5)	(0.7)	(0.2)	(0.4)	(1.7)	(5.2)

Total interest expense, net	2.6	7.5	15.2	15.2	15.5	18.3	17.3	10.9	9.0
Income tax expense (benefit)	(0.2)	0.3	1.6	6.8	7.1	6.9	6.4	20.2	27.8
Depreciation	0.9	2.4	4.2	6.5	10.4	14.4	17.4	20.4	25.0
Amortization	0.4	0.7	1.0	1.2	1.9	3.2	5.7	7.3	7.5

EBITDA	$2.3	$9.1	$17.4	$38.7	$46.6	$54.0	$59.1	$94.0	$117.5

	Year Ended December 31,
	1998	1999	2000	2001	2002	2003	2004	2005E2	2006E2,3
EBITDA Reconciliation to GAAP:
EBITDA	$2.3	$9.1	$17.4	$38.7	$46.6	$54.0	$59.1	$94.0	$117.5
Cash paid for deferred drydocking charges	(1.7)	(2.4)	(1.5)	(1.7)	(2.4)	(6.1)	(8.5)	(6.0)	(9.1)
Cash paid for interest	(0.4)	(4.5)	(7.1)	(5.6)	(19.1)	(19.7)	(24.0)	(17.8)	(18.7)
Changes in working capital	4.7	(0.6)	(2.9)	1.9	(0.5)	(2.0)	(5.0)	3.2	13.2
Changes in other, net	(1.3)	0.3	(0.1)	0.1	0.3	(0.7)	(0.2)	(0.1)	(0.2)

Cash flows provided by operating activities	$3.6	$1.9	$5.7	$33.3	$25.0	$25.5	$21.4	$73.3	$102.7

1)	Results for 2001 were impacted by a $2.0 million after-tax ($0.19 per diluted share) charge on early extinguishment of debt relating to a July 2001 debt refinancing. Results for 2004 were impacted by a $14.7 million after-tax ($0.75 per diluted share) charge on early extinguishment of debt relating to the November 2004 refinancing of 91% of the Company’s 10.625% Senior Notes due 2008. Results for 2005 were impacted by a $1.1 million after-tax ($0.05 per diluted share) charge on early extinguishment of debt relating to the January 2005 redemption of the final 9% of the 10.625% Senior Notes due 2008.

2)	Reflects mid-point of latest reported Company guidance and estimates for each income statement metric.

3)	Reported Company guidance for 2006E assumes a full-year contribution from all five new barges constructed under TTB Newbuild Program #1, which is expected to result in TTB segment EBITDA of approximately 30% of the mid-point of the latest reported company-wide 2006E guidance range of $117.5 million.

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.